SUMMARY COMPENSATION
Amended and Restated as of November 16, 2009
							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)(2)	(e)(3)	(f)(3)	(g)(4)	(h)	(i)	(j)

Michael J. Hartnett	2009	668,156	-	298,740	460,675	830,142	-	48,887 (5)	2,306,600
	2008	635,506	-	102,130	152,475	1,312,684	-	103,489 (5)	2,306,284
	2007	605,244	-	56,650	82,500	1,250,176	-	59,893 (5)	2,054,463

Daniel A. Bergeron	2009	260,000	-	49,445	123,415	90,000	-	20,930 (6)	543,790
	2008	245,500	-	25,852	61,775	135,000	-	18,324 (6)	486,451
	2007	229,000	-	16,995	39,960	145,000	-	13,200 (6)	444,155

Thomas C. Crainer	2009	255,000	-	49,445	123,189	114,750	-	19,423 (7)	561,807
	2008	221,750	-	25,852	46,139	140,000	-	25,957 (7)	459,698
	2007	210,000	-	16,995	26,640	174,900	-	20,144 (7)	448,679

Richard J. Edwards	2009	245,000	-	43,063	85,271	50,000	-	16,432 (8)	439,766
	2008	238,333	-	24,788	40,617	75,000	-	20,950 (8)	399,688
	2007	227,417	-	16,995	26,640	91,875	-	12,850 (8)	375,777

Thomas J. Williams	2009	206,625	-	3,819	103,818	45,000	-	2,402 (9)	361,664
	2008	197,917	-	-	72,998	90,000	-	12,231 (9)	373,146
	2007	167,833	-	-	51,563	69,667	-	633 (9)	289,696

(1)	Column (c) includes amounts deferred by the officer pursuant to a 401(k) Plan.
(2)	Bonuses for fiscal 2008 and fiscal 2007 were paid under the Company’s incentive compensation plan and are reflected in column (g).
(3)
The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended March 28, 2009, March 29, 2008 and March 31, 2007, as applicable, in accordance with SFAS No. 123(R) of stock options and restricted stock units granted under the 2005 Long-Term Equity Incentive Plan and thus may include amounts from awards granted in and prior to such years. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s audited consolidated financial statements for the fiscal year ended March 28, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 27, 2009.

(4)
The amounts in column (g) consist of annual cash bonuses earned in fiscal 2008 and fiscal 2007 and paid in the following fiscal year under the Company’s incentive compensation plan. See also note (10) below.

(5)
Consists of a leased vehicle of $2,278 in fiscal 2009, $3,580 in fiscal 2008 and $3,639 in fiscal 2007, employer match contributed to Mr. Hartnett’s SERP account of $43,756 in fiscal 2008 and $56,254 in fiscal 2007, healthcare expense reimbursed of $16,609 in fiscal 2009, Company-paid life insurance premiums of $29,100 in fiscal 2008, and reimbursement of personal expenses per Mr. Hartnett’s employment agreement of $30,000 in fiscal 2009 and $27,053 in fiscal 2008.

(6)
Consists of a vehicle allowance of $6,000 in fiscal 2009, fiscal 2008 and fiscal 2007, employer match contributed to Mr. Bergeron’s SERP account of $12,024 in fiscal 2009, $12,324 in fiscal 2008 and $7,200 in fiscal 2007, and employer match contributions to Mr. Bergeron’s 401(k) account of $2,906 in fiscal 2009.

(7)
Consists of employer match contributed to Mr. Crainer’s 401(k) account of $598 in fiscal 2009, $5,848 in fiscal 2008 and $2,280 in fiscal 2007, employer match contributed to Mr. Crainer’s SERP account of $11,870 in fiscal 2009, $13,122 in fiscal 2008 and $10,750 in fiscal 2007, Company-paid life insurance premiums of $783 in fiscal 2009, fiscal 2008 and fiscal 2007, a leased vehicle of $1,204 in fiscal 2009 and fiscal 2008, and $930 in fiscal 2007, healthcare expense reimbursements of $4,968 in fiscal 2009 and $5,000 in fiscal 2008, and relocation reimbursements of $5,401 in fiscal 2007.

(8)
Consists of employer match contributed to Mr. Edwards’s 401(k) account of $3,209 in fiscal 2009, $4,372 in fiscal 2008 and $2,409 in fiscal 2007, employer match contributed to Mr. Edwards’ SERP account of $6,188 in fiscal 2009, $5,128 in fiscal 2008 and $3,750 in fiscal 2007, Company-paid life insurance premiums of $1,805 in fiscal 2009, fiscal 2008 and fiscal 2007, and a leased vehicle of $5,230 in fiscal 2009, $9,645 in fiscal 2008 and $4,886 in fiscal 2007.

(9)
Consists of employer match contributed to Mr. Williams’ 401(k) account of $2,402 in fiscal 2009, $2,810 in fiscal 2008, and $633 in fiscal 2007 and employer match contributed to Mr. Williams’ SERP account of $9,421 in fiscal 2008.